Exhibit 10.3

2013 Incentive Compensation Plan Effective January 1, 2013 Personal and Confidential Employee Philip J. Bryan Estimated 2012 Salary 164,500 $ Title SVP/CLO Estimated 2012 Target 11% 18,095 $ Thresholds Maintain CAMELS rating at one of the two highest ratings Maintain an Asset Quality rating of "Satisfactory" or better Maintain Loan Quality Control rating at "Satisfactory" or better Goal #1: Achieve ROA Annual Payout Target 40% = 7,238 $ Goals Payout 95% of Budget 2,389 $ At Budget 4,777 $ 106% of Budget 7,238 $ Stretch Goal Every .04% over 106% of Budget 2,389 $ Goal #2: Increase Net Mortgage Banking Income Annual Payout Target 20% = 3,619 $ Goals Payout 95% of Budget 1,194 $ At Budget 2,389 $ 110% of Budget 3,619 $ Stretch Goal Every $204,990 over 110% of Budget 1,194 $ Goal #3: Increase in Commercial Loan Balances Annual Payout Target 20% = 3,619 $ Goals Payout 95% of Budget 1,194 $ At Budget 2,389 $ 110% of Budget 3,619 $ Stretch Goal Every $1.8M over 110% of Budget 1,194 $ Goal #4: Core Interest Rate Spread Annual Payout Target 20% = 3,619 $ Goals Payout 97% of Budget 1,194 $ At Budget 2,389 $ 103% of Budget 3,619 $ Stretch Goal Every .13% over 103% of Budget 1,194 $ NOTES: Bonus targets are based on Georgetown Bancorp Inc. 2013 budget. All dollar figures are based on estimates of annualized salary. Incentive payments are based on the employee's actual base compensation for the fiscal year, which includes straight time pay, vacation, holiday, personal, sick and jury duty pay. Overtime and other payments including previous year's bonus payout will be excluded from the calculation. To be eligible for the Incentive Compensation, the employee must be actively employed, performIng at a level of "satisfactory" or above, and not be on a written warning at the time of the incentive payment. The Bank shall have the right to rescind and recoup or "clawback" incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.